                                  EXHIBIT 23.1
                          CONSENT OF ERNST & YOUNG LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) relating to the PDT, Inc. 1989 Stock Option Plan, the PDT, Inc. 1994 Stock Option Plan, and the PDT, Inc. 1996 Stock Compensation Plan of our report dated February 5, 1997, with respect to the consolidated financial statements and schedules of PDT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/S/ ERNST & YOUNG LLP
---------------------
ERNST & YOUNG LLP


Woodland Hills, California
September 3, 1997